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                                                               EXHIBIT 10.1




                                August 22, 1994

AMGEN INC.
1840 DeHavilland Drive
Thousand Oaks, California 91320-1701

Attention:   Daniel Vapnek, Senior Vice President of Research


                           CONFIDENTIALITY AGREEMENT

Dear Sirs:

  In connection with your possible interest in an acquisition or alliance (the "Transaction") involving Synergen, Inc. (the "Company"), you have requested that we or our representatives furnish you or your representatives with certain information relating to the Company or the Transaction. All scientific, technical, pre-clinical and clinical data and information, including patent information, directly related to GDNF, FGF, TNF binding protein and IL-1ra (ANTRIL(TM)), and all other information regarding the Company or the Transaction furnished, whether before or after the date hereof and whether orally or in writing (and if furnished orally, confirmed in writing within 30 days thereafter) by us or our directors, officers, employees, affiliates, representatives (including without limitation, financial advisors, attorneys and accountants) or agents (collectively, "our Representatives") as part of discussions or investigations regarding the Transaction to you or your directors, officers, employees, affiliates, representatives (including without limitation, financial advisors, attorneys and accountants) or agents or your potential sources of financing for the Transaction (collectively, "your Representatives") and all analyses, compilations, forecasts, studies or other documents prepared by you or your Representatives in connection with your or their review of, or your interest in, the Transaction which contain or reflect any furnished information is hereinafter referred to as the "Information." The term "Information" will not, however, include information which (i) is or becomes publicly available other than as a result of a disclosure by you or your Representatives or (ii) is or becomes available to you on a nonconfidential basis from a source (other than us or our Representatives) which, to the best of your knowledge after due inquiry, is not prohibited from disclosing such information to you by a legal, contractual or fiduciary obligation to us.

  Accordingly, you hereby agree that:

  1. For a period of three years after the final termination of any discussions and investigation regarding the Transaction, you and your Representatives (i) will keep the Information confidential and will not (except as required by applicable law, regulation or legal process, and only after compliance with paragraph 3 below), without our prior written consent, disclose any Information in any manner whatsoever, and (ii) will not use any Information other than in connection with the Transaction; provided, however, that you may reveal the Information to your Representatives (a) who need to know the Information for the purpose of evaluating the Transaction, (b) who are informed by you of the confidential nature of the Information and (c) who agree to act in accordance with the terms of this
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AMGEN INC.
August 22, 1994
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Confidentiality Agreement (the "Agreement").  You will cause your
Representatives to observe the terms of this Agreement, and you will be responsible for any breach of this Agreement by any of your Representatives.
It is understood that the Information shall be solely for the purpose of evaluating the Transaction and that the Information to be disclosed by the Company shall only be that information which is reasonably necessary to the Transaction, and that information which is not reasonably necessary for evaluation shall not be required to be disclosed. The Company agrees that unless you specify in writing otherwise, the Company will disclose only that Information reasonably necessary to the Transaction which you request in writing.

  2. You and your Representatives will not (except as required by applicable law, regulation or legal process, and only after compliance with paragraph 3 below), without our prior written consent, disclose to any person the fact that the Information exists or has been made available, that you are considering the Transaction or any other transaction involving the Company, or that discussions or negotiations are taking or have taken place concerning the Transaction or involving the Company or any term, condition or other fact relating to the Transaction or such discussions or negotiations, including, without limitation, the status thereof.

  3. In the event that you or any of your Representatives are requested (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) pursuant to, or required by, applicable law, regulation or legal process to disclose any of the Information, you will notify us promptly so that we may seek a protective order or other appropriate remedy or, in our sole discretion, waive compliance with the terms of this Agreement, and you shall cooperate with us to obtain any such appropriate protective order if we so reasonably request. In the event that no such protective order or other remedy is obtained, or that the Company waives compliance with the terms of this Agreement, you will furnish only that portion of the Information which you are advised by counsel is legally required and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be afforded the Information.

  4. If you determine not to proceed with the Transaction, you will promptly inform our Representative, Morgan Stanley & Co. Incorporated ("Morgan Stanley") and the Company of that decision and, in that case, and at any time upon request of the Company or any of our Representatives, you will either (i) promptly destroy all copies of the written Information in your or your Representatives' possession and confirm such destruction to us in writing, or
(ii) promptly deliver to the Company at your own expense all copies of the written Information in your or your Representatives' possession; provided, however, that you will not be required to destroy or return to the Company any analyses, compilations, forecasts, studies or other documents prepared solely by you or your Representatives exclusively for your internal use. Notwithstanding the return or destruction of the Information, you and your Representatives will continue to be bound by the obligations of confidentiality and other obligations hereunder.

  5. You acknowledge that neither we, nor Morgan Stanley or its affiliates, nor our other Representatives, nor any of our or their respective officers, directors, employees, agents or controlling persons within the meaning of
Section 20 of the Securities Exchange Act of 1934, as amended, makes any express or implied representation or warranty as to the accuracy or completeness of the Information, and you agree that no such person will have any liability relating to the Information or for any errors therein or omissions therefrom. You further agree that you are not entitled to rely on the accuracy or
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AMGEN INC.
August 22, 1994
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completeness of the Information and that you will be entitled to rely solely on such representations and warranties as may be included in any definitive agreement with respect to the Transaction, subject to such limitations and restrictions as may be contained therein.

  6. You understand and agree that no contract or agreement providing for any Transaction shall be deemed to exist between you and the Company unless and until a final definitive agreement has been executed and delivered. Until a final definitive agreement regarding a Transaction has been executed and delivered, neither you nor the Company will have any legal obligation of any kind whatsoever with respect to a Transaction by virtue of this Agreement except for the matters specifically agreed to herein. For purposes of this paragraph, the term "definitive agreement" does not include an executed letter of intent or other preliminary written agreement, except for such matters, if any, as may be specifically agreed to herein. The Company reserves the right, in its sole discretion, to provide or not provide Information, to reject any and all proposals made with regard to a Transaction and to terminate discussions and negotiations at any time.

  7. You are aware, and you will advise your Representatives who are informed of the matters that are the subject of this Agreement, of the restrictions imposed by the United States securities laws on the purchase or sale of securities by any person who has received material, non-public information from the issuer of such securities and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information.

  8. You agree that, for a period of three years from the date of this letter agreement, neither you nor any of your affiliates will, without the prior written consent of the Company or its Board of Directors: (i) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities of the Company or any subsidiary therof, or of any successor to or person in control of the Company, or any assets of the Company or any subsidiary or division thereof or of any such successor or controlling person; (ii) make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" or become a "participant" in any "election contest" (as such terms are used in the rules of the Securities and Exchange Commission) to vote, or seek to advise, encourage or influence any person or entity with respect to the voting of, any voting securities of the Company or demand a copy of the Company's stock ledger; (iii) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving the Company or its securities or assets;
(iv) form, join or in any way participate in a "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), or enter into any discussions, negotiations, arrangements or understanding with any third party in connection with any of the foregoing; or (v) request the Company or any of our Representatives, directly or indirectly, to amend or waive any provision of this paragraph. You will promptly advise the Company of any inquiry or proposal made to you with respect to any of the foregoing.

  9. You agree that, for a period of three years from the date of this letter agreement, you will not, directly or indirectly, solicit for employment any employee of the Company or any of its subsidiaries with whom you have had contact or who became known to you in connection with your consideration of the Transaction.



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AMGEN INC.
August 22, 1994
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  10.  You agree that all (i) communications regarding the Transaction, (ii)
requests for additional information, facility tours or management meetings, and
(iii) discussions or questions regarding procedures with respect to the Transaction, will be first submitted or directed to Morgan Stanley and not the Company unless otherwise approved by the Company. You acknowledge and agree that (a) we and our Representatives are free to conduct the process leading up to a possible Transaction as we and our Representatives, in our sole discretion, determine (including, without limitation, by negotiating with any prospective buyer and entering into a preliminary or definitive agreement without prior notice to you or any other person), (b) we reserve the right, in our sole discretion, to change the procedures relating to our consideration of the Transaction at any time without prior notice to you or any other persons, to reject any and all proposals made by you or any of your Representatives with regard to the Transaction, and to terminate discussions and negotiations with you at any time and for any reason, and (c) unless and until a written definitive agreement concerning the Transaction has been executed, neither we nor any of our Representatives will have any liability to you with respect to the Transaction, whether by virtue of this letter agreement, any other written or oral expression with respect to the Transaction or otherwise.

  11. You acknowledge that remedies at law may be inadequate to protect us against any actual or threatened breach of this letter agreement by you or your Representatives, and, without prejudice to any other rights and remedies otherwise available to us, you agree to the granting of injunctive relief in our favor without proof of actual damages. In the event of litigation relating to this letter agreement, and issuance by a court of competent jurisdiction of a final, nonappealable order, the party against whom the order was rendered will reimburse the other party for its costs and expenses (including, without limitation, legal fees and expenses) incurred in connection with all such litigation.

  12. You agree that no failure or delay by us in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

  13. This letter agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts between residents of that State and executed in and to be performed in the State.

  14. This letter agreement contains the entire agreement between you and us concerning the confidentiality of the Information, and no modifications of this letter agreement, or waiver of the terms and conditions hereof will be binding upon you or us, unless approved in writing by each of you and us.





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AMGEN INC.
August 22, 1994
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  Please confirm your agreement with the foregoing by signing and returning to the undersigned the duplicate copy of this letter enclosed herein.

                                       Very truly yours,

                                       SYNERGEN, INC.


                                       By: /s/ GREGORY B. ABBOTT
                                           ----------------------
                                       Name: Gregory B. Abbott
                                             --------------------
                                       Title: President and Chief
                                              Executive Officer
                                              -------------------



Accepted to and Agreed as of the date
first above written:

AMGEN INC.


By: /s/ DANIEL VAPNEK
    ---------------------
Name: Daniel Vapnek
      -------------------
Title: Sr. Vice President,
       Research
       ------------------